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                                                                    Exhibit 4.10

                                   AMENDMENT
                                       TO
                   STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                         1995 LONG TERM INCENTIVE PLAN

     Amendment, dated as of January 28, 1999 (the "Amendment"), to the 1995 Long Term Incentive Plan, as amended and restated as of December 3, 1998 (the "Plan"), of Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation").

     WHEREAS, it has been proposed that the Plan be amended to limit the number of Restricted Stock Awards and Performance Awards that may be granted thereunder; and

     WHEREAS, the Board of Directors of the Corporation has determined that it is advisable and in the best interests of the Corporation that the Plan be amended as set forth in this Amendment;

     NOW, THEREFORE, the Corporation agrees, for its benefit and for the benefit of the Plan Participants, as follows:

     Section 1. Amendment to Section 1.5. Section 1.5 of the Plan is hereby amended by adding thereto after the last paragraph thereof the following:

          "The aggregate number of Restricted Stock Awards and Performance Awards that may be granted under the Plan shall not exceed 25% of the Aggregate Limit."

     Section 2. Definitions. All capitalized terms used in this Amendment and not otherwise defined shall have the respective meanings assigned thereto in the Plan.

     Section 3. Effect of Amendment. Except as otherwise specifically set forth herein, all terms and provisions of the Plan shall remain in full force and effect and shall be unmodified by the effectiveness of this Amendment. This Amendment shall become effective upon approval thereof by the Board.


                                          STARWOOD HOTELS & RESORTS
                                          WORLDWIDE, INC.


                                          By: /s/ Richard D. Nanula
                                              ----------------------------
                                              Name:  Richard D. Nanula
                                              Title: President